UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5615 High Point Drive, Irving, Texas, 75038

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (214) 453-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2019, the Board of Directors of HMS Holdings Corp. (the “Company”) appointed Douglas M. Williams Jr., age 59, as Executive Vice President and Chief Operating Officer of the Company, effective as of February 25, 2019. In this role, Mr. Williams will oversee all aspects of the Company’s coordination of benefits and payment integrity businesses, including product innovation and growth, delivery and development, and enterprise operations, as well as lead sales, account management and advisory services for all of the Company’s markets.

Mr. Williams joined the Company in December 2013, as Division President of Commercial Solutions, responsible for leading the Company’s commercial product and business development strategy. In January 2015, Mr. Williams was promoted to Division President of Markets with responsibility for leading the Company’s state and federal government and commercial markets, sales and marketing. In December 2016, Mr. Williams was promoted to President, Markets and Product with additional responsibility for the Company’s product management and payment integrity solutions. Mr. Williams has over 30 years of experience in healthcare information technology, sales, general management and operations with a strong focus in healthcare consulting.

In his new role, Mr. Williams’ annual base salary will be $550,000. Mr. Williams’ target bonus opportunity for fiscal 2019 is 75% of his annual base salary. In addition, the Compensation Committee granted Mr. Williams an annual long-term incentive award with an aggregate grant date fair value of $1,600,000, consisting of 50% restricted stock units and 50% premium-priced stock options having an exercise price of 115% of the closing price of the Company’s common stock on the grant date, on a substantially equal value basis, pursuant to the Company’s 2016 Omnibus Incentive Plan (the “Plan”). The restricted stock units and premium-priced stock options vest in three equal installments on the first, second and third anniversaries of the grant date, subject to the terms of the Plan and the award agreements. The grant date for Mr. Williams’ equity award will be the third business day after the date of filing of the Company’s Form 10-K for the fiscal year ended December 31, 2018.

There are no arrangements or understandings between Mr. Williams and any other person pursuant to which he was appointed as Executive Vice President and Chief Operating Officer of the Company, and there is no family relationship between Mr. Williams and any of the Company’s other directors or executive officers. Mr. Williams is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS HOLDINGS CORP.

Date: February 25, 2019
	By:	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Executive Vice President,
Chief Legal Officer and Corporate Secretary